Exhibit 99.1

05-Nov-2026

Diodes, Inc. (DIOD)

Q3 2026 Earnings Call

CORPORATE PARTICIPANTS

Leanne K. Sievers

President, Shelton Group

Gary Yu

President, Chief Executive Officer & Director, Diodes, Inc.

Brett R. Whitmire

Chief Financial Officer, Diodes, Inc.

Emily Yang

Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.

OTHER PARTICIPANTS

David Williams

Analyst, Needham & Co. LLC

Elliott Smith

Analyst, Truist Securities, Inc.

Tristan Gerra

Analyst, Robert W. Baird & Co., Inc.

Michael Mani

Analyst, BofA Securities, Inc.

MANAGEMENT DISCUSSION SECTION

Operator: Good afternoon and welcome to the Diodes, Incorporated Third Quarter 2026 Financial Results Conference Call. All participants will be in a listen-only mode. At the conclusion of today's conference call, instructions will be given for the question-and-answer session. [Operator Instructions] As a reminder, this conference call is being recorded today, Thursday, November 5, 2026.

I would now like to turn the call over to Leanne Sievers of Shelton Group Investor Relations. Leanne, please go ahead.

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Leanne K. Sievers

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President, Shelton Group

Good afternoon and welcome to Diodes' third quarter 2026 financial results conference call. I'm Leanne Sievers, President of Shelton Group, Diodes' Investor Relations firm. Joining us today are Diodes' President and CEO, Gary Yu; CFO, Brett Whitmire; Senior Vice President of Worldwide Sales and Marketing, Emily Yang; and Vice President of Marketing and Investor Relations, Gurmeet Dhaliwal.

I'd like to remind our listeners that the results announced today are preliminary as they are subject to the company finalizing its closing procedures and customary quarterly review by the company's independent registered public accounting firm. As such, these results are unaudited and subject to revision until the company filed its Form 10-Q for its quarter ended September 30, 2026. In addition, management's prepared remarks contain forward-looking statements which are subject to risks and uncertainties and management may make additional forward-looking statements in response to your questions. Therefore, the company claims the protection of the Safe Harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act of 1995.

Actual results may differ from those discussed today, and therefore we refer you to a more detailed discussion of the risks and uncertainties in the company's filings with the Securities and Exchange Commission, including Forms 10-K and 10-Q. In addition, any projections as to the company's future performance represent management's estimates as of today November 5, 2026. Diodes assumes no obligation to update these projections in the future as market conditions may or may not change except to the extent required by applicable law.

Additionally, the company's press release and management statements during this conference call will include discussions of certain measures and financial information in GAAP and non-GAAP terms. Included in the company's press release are definitions and reconciliations of GAAP to non-GAAP items, which provide additional details. Also, throughout the company's press release and management statements during this conference call, we refer to net income attributable to common stockholders as GAAP net income. For those of you unable to listen to the entire call at this time, a recording will be available via webcast for 90 days in the Investor Relations section of Diodes website at www.diodes.com.

And now I'll turn the call over to Diodes President and CEO, Gary Yu. Gary, please go ahead.

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Gary Yu

President, Chief Executive Officer & Director, Diodes, Inc.

Welcome, everyone, and thank you for joining us on today's conference call. As announced in our press release earlier today, our third quarter revenue reached record level coupled with an over 500 basis point year-over-year. Increasing in gross margin to 36.1%, driving significant expansion in non-GAAP earnings. Global POS was also a record in the quarter, increasing more than 30% year-over-year.

Our sequential revenue growth of more than 19% was primarily driven by a record automotive revenue from continued market share gains, stronger demand across broad industrial applications, and the sustained momentum in AI ecosystem applications that contributed to record revenue in the computing market.

Underpinning this growth is the benefit of the targeted investments that we've made in capacity expansion over the past year coming online. The resulting increase in loading at our manufacturing facilities also benefited gross margin along with product mix and pricing improvements.

Based on our current projections for continued growth in the fourth quarter, we expect full year revenue to increase approximately 30% over 2025 at the mid-point. In addition to being well above our historical CAGR of

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10%, we continue to see strong demand momentum resulting from our new product initiatives, market share gains as well as increasing content at customers. This anticipated sequential growth is once again coupled with further non-GAAP gross margin expansion of 80 basis points sequentially to 37.0% at the mid-point and increasing earnings leverage as well as strong cash flow generation

With that, let me now turn the call over to Brett to discuss our third quarter financial results, as well as our fourth quarter guidance in more detail.

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Brett R. Whitmire

Chief Financial Officer, Diodes, Inc.

Thanks, Gary, and good afternoon, everyone. Revenue for the third quarter 2026 was $532.6 million, an increase of approximately 36% over $392.2 million in the third quarter of 2025, and up approximately 20% compared to the

$445.5 million in the second quarter 2026. Gross profit for the third quarter was $192.5 million or 36.1% of revenue, compared to $120.5 million or 30.7% of revenue in the prior year quarter, and $147.6 million or 33.1% of revenue in the prior quarter. Non-GAAP gross profit was $192.9 million, and non-GAAP gross profit margin was 36.2%, which excluded $0.4 million of inventory accounting associated with the acquisition of ElevATE Semiconductor.

GAAP operating expenses for the third quarter were $129.1 million or 24.2% of revenue, and on a non-GAAP basis were $122.1 million or 22.9% of revenue, which excludes $5.2 million of acquisition related intangible asset costs and $1.8 million of acquisition related costs. This compares to GAAP operating expenses in the third quarter of 2025 of $108.9 million or 27.8% of revenue and $114.3 million or 25.6% of revenue in the prior quarter. Non-GAAP operating expenses in the prior quarter were $108.6 million or 24.4% of revenue.

Total other income and expense amounted to approximately $0.4 million expense for the quarter, consisting of $6 million in unrealized loss on investments. $3 million in foreign currency losses, $0.8 million in interest expense, offset by $4.8 million in interest income, $3.8 million on gain on disposal of subsidiary and $0.8 million in other income. Income before taxes, equity and net earnings of equity investments and non-controlling interest in the third quarter of 2026 were $63 million, compared to $19.5 million in the prior year period and $58 million in the previous quarter.

Turning to income taxes, our effective income tax rate for the third quarter was approximately 23.2%. For 2026, we continue to expect the tax rate for the full year to remain at approximately 18% plus or minus 3%. GAAP net income for the third quarter was $43.7 million or $0.95 per diluted share compared to a net income of $14.3 million or $0.31 per diluted share in the prior year quarter and net income of $46.6 million or $1 per diluted share last quarter. The share count used to compute GAAP diluted income per share for the third quarter of 2026 was

46.2 million shares.

Non-GAAP adjusted net income in the third quarter was $54.5 million or $1.18 per diluted share, which excluded net of tax $7.9 million on unrealized loss on investments, $4.2 million of acquisition related intangible asset amortization cost, $3 million gain on disposal of subsidiary, $1.4 million of acquisition related costs and $0.3 million of acquisition related inventory amortization costs. This compares to non-GAAP adjusted net income of

$17.2 million or $0.37 per diluted share in the third quarter of 2025 and $32.5 million or $0.70 per diluted share in the prior quarter. Excluding non-cash share-based compensation expense of $7.4 million for the third quarter net of tax, both GAAP net income and non-GAAP adjusted net income would have increased by $0.16 per share.

EBITDA for the third quarter was $89.7 million or 16.8% of revenue compared to $46.6 million or 11.9% of

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revenue in the prior year period, and $83.5 million or 18.7% of revenue in the prior quarter. We have included in our earnings release a reconciliation of GAAP net income to non-GAAP adjusted net income and GAAP net income to EBITDA, which provides additional details. Cash flow provided by operations was $97.2 million for the third quarter. Free cash flow was $43.9 million, including $53.2 million of capital expenditures. Net cash flow was a positive $134.1 million, which includes $35 million for the stock buyback program.

Turning to the balance sheet at the end of the third quarter, cash, cash equivalents, restricted cash plus short-term investments totaled approximately $578 million. Working capital was approximately $1.1 billion, and total debt was approximately $405 million. During the quarter, we completed the private placement of 0% convertible senior notes due 2031 in the aggregate principal amount of $375 million, including the initial purchasers' exercise of their option to purchase additional notes in full generating net proceeds of $342.9 million after deducting $10.2 million in debt issuance costs and $21.9 million of capped call transaction premiums. The company also used $35 million of the net proceeds to repurchase 360,119 shares of our common stock in a privately negotiated transaction.

In terms of inventory at the end of the third quarter, total inventory days decreased 11 days to approximately 141 as compared to 152 last quarter. Finished goods inventory days were approximately 44 compared to 51 days last quarter. Total inventory dollars increased $30.5 million from the prior quarter to $535 million, consisting of a $25.1 million increase in work in process, $14.8 million increase in raw materials, and a $9.4 million decrease in finished goods. The increase in inventory helps to support our customers and expected growth, as well as our longer wafer manufacturing lead times.

For the third quarter, there was a $29.5 million addition to inventory associated with the acquisition of ElevATE Semiconductor. Without this increase, total inventory dollars would have been approximately flat compared to last quarter. Capital expenditures on a cash basis were $53.2 million for the third quarter or 10% of revenue, which is above our targeted annualized range of 5% to 9% of revenue. But within the range year-to-date, at 8.6% of revenue.

Now turning to our outlook. For the fourth quarter, we expect revenue to increase to approximately $550 million, plus or minus 3%. At the midpoint, this represents a 40.4% increase year-over-year and a 3.2% increase sequentially. Non-GAAP gross margin is expected to expand to 37% plus or minus 1%. Non-GAAP adjusted EPS is expected to be $1.35 plus or minus $0.10.

With that, I now turn the call over to Emily Yang.

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Emily Yang

Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.

Thank you, Brett, and good afternoon. As Gary and Brett mentioned, revenue in the third quarter was up 19.5% sequentially and up 35.8% over the prior year period, exceeding the midpoint of our guidance. This is mainly driven by very strong demand across all regions and led by North America, followed by Asia and Europe. Pericom product revenue reached a record high, which is greater than 3x since the acquisition.

Global POS also reached record revenue driven by the Americas, followed by Europe and Asia. And channel inventory decreased in terms of weeks again this quarter with weeks lower than our normal range of 11 to 14 weeks. While supply continues to be tight, we remain strategically focused on long term, sustainable business and demand creation. Our third quarter result and the expectations for the continuous growth into the fourth quarter reflects our focus on key customer partnerships as well as market share gains combined with our strong operational performance, capacity expansion activities and the success of our hybrid manufacturing strategy.

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Looking at the fourth quarter, we see continued strength in automotive, industrial and AI related applications with a strong backlog and the demand pipeline, we are guiding more than 3% quarter-over-quarter growth compared to our usual 5% to 6%, down. During the quarter, our margin also improved 300 basis points from 33.1% to 36.1%. This was mainly driven by product mix improvements, price adjustments and capacity under-loading improvements and our fourth quarter guidance of 37% underscores our continuous momentum in margin improvement.

Looking at global sales in the third quarter, Asia represented 79% of the revenue, Europe 11%, and North America 10%. In terms of our end markets, computing was 27% of Diodes Product revenue; Industrial 24%; Automotive 22%; Consumer 17%; and Communication, 10% of product revenues. Our automotive industrial revenue combined totaled 46% of product revenue, which was up 2 percentage point from last quarter.

Now let me review the end markets in greater detail. Starting with automotive market revenue grew 26% sequentially and almost 60% year-over-year to reach a quarterly record driven by content expansion and market share gains. This momentum is extending into fourth quarter as demand remains strong. We continue to benefit from that application trend of connected driving, advanced vehicle electronics and electrification, which are driving higher semiconductor content per vehicle. During the quarter, we saw continuous design win momentum across ADAS, telematics, infotainment and digital cockpit applications. As vehicle incorporate more displays, sensors, processors and communication interfaces, demand for our timing, connectivity and power management solutions continue to increase. We also saw strong traction across lighting, body electronics and safety applications supported by new production ramp and design wins for LED drivers, smart power devices, current monitors, protection products.

In electrification, we secure additional wins in the EV power systems, onboard charging and battery related applications. Overall, our expanding content positions across connected driving, vehicle electronics, lighting, safety and electrification. continues to create growth opportunities across both ICE and EV platforms and support our long-term automotive growth strategy.

Turning to Industrial market, revenue increased 26% sequentially and 50% year-over-year. Market demand continues to strengthen especially for expanded content opportunities across AI infrastructures, automation, energy, smart metering and emerging robotic applications. In Humanoid Robotics, we secured design-ins for our level shifter portfolio on robot control board. Demand for power management solutions also remains strong across smart meters, energy systems, embedded systems, industrial automation, cooling applications, smart buildings, outdoor lightings and power adapters. We also continue to strengthen our position in AI data center power infrastructures, seeing increasing demand for our silicon carbide solutions in high power, 800 volt and 400 volt server and AI platform power supplies.

Through our acquisition of ElevATE, we are benefiting from favorable conditions in the semiconductor automated test equipment market, which is experiencing one of the strongest growth cycles in its history. Industrial growth is being driven by increasing demands for higher voltage and more capable test platforms. We believe ElevATE is well-positioned to capitalize on this trend with its differentiated high voltage product portfolio and new product introductions.

In the computing market, revenue increased 16% sequentially and 33% year-over-year to reach a quarterly record and remains the largest end market for Diodes. During the quarter we continued to see strong momentum in AI servers, data center and enterprise storage whereas mobile demand was a little bit soft. We expect AI server data center and enterprise storage will continue to drive momentum in the fourth quarter to offset a slowdown in the notebook and the PC market.

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AI infrastructure investment is also driving growth across our broader server portfolio. Our configurable low power PCI Express packet switch business saw significant growth. Demand for our PCI Express 6.0, 7.0 timing product remains strong with new clock generators, multiplexers and buffers gaining adoption across next generation AI server platforms. Our PCI Express timing portfolio is a huge traction with several recent design wins with major AI cloud and server customers. We're also seeing solid momentum in the Enterprise SSDs, and AI data center storage supported by growing NVMe SSD demand.

Increasing AI server power density is creating additional opportunities across power management, monitoring, protection and thermal management. Also, for increasing AI infrastructure complexity and power requirements are expanding our content opportunities across timing, connectivity, storage, power management, protection and thermal management positioning computing as an important growth driver for Diodes. In the consumer market, revenue increased over 20% sequentially and 30% year-over-year. We continue to see positive momentum in our consumer business supported by growth across premium home audio, consumer controls, energy efficiency lighting, USB C power and protection products.

USB C adoption continues to expand across connected consumer devices, including TV set top boxes, routers and handheld gaming systems. Driving growth for our USB C power solutions as the interface become more widely used for both charging and data connectivities. This opportunity demonstrates the increased breadth of our product portfolio across audio, power, protection, connectivity and timing for consumer applications.

Lastly, in the communication market, revenue increased 10% sequentially and approximately 6% year-over-year, representing 10% of our total product revenue. Networking driven by AI applications continue with strong momentum, while smartphone market in China remains soft, AI driven networking is creating new growth opportunities with continued demand for 800 gig optical modules and the beginning of the 1.6G RAM are expanding opportunities for our connectivity and timing products. Our level shifting solutions are also gaining tractions with optical module manufacturers.

As data center move to a higher network speed, optical transceivers require increasing precise, ultra-low digital timing to support high speed connectivities between servers and clock infrastructures. This plays to the core Diodes strength in cost based timing solutions, including differential oscillators use as a reference clock for optical modules and other communication applications.

In summary, we are very pleased with the achievement of our record quarterly revenue and strong gross margin expansion as we benefit from the improved product mix through direct revenue in automotive and computing markets combined with pricing and loading improvements. With our broad portfolio and diversified end markets, we are less dependent on any one market segment. Our key focus areas of automotive, industrial and AI applications are well balanced and will continue to drive Diodes' future growth momentum.

In fourth quarter, we are guiding for further expansion across revenue, gross margin and non-GAAP earnings, which put us well ahead of our timelines toward achievement of our three year financial goals.

With that, we now open the floor to questions. Operator?

QUESTION AND ANSWER SECTION

Operator: We will now begin the question-and-answer session. [Operator Instructions] The first question today

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comes from David Williams with Needham. Please go ahead.

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David Williams Analyst, Needham & Co. LLC	Q

Hey, good afternoon, everyone, and congratulations on the really solid results here.

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Emily Yang Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.	A

Thanks, David.

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Gary Yu President, Chief Executive Officer & Director, Diodes, Inc.	A

Thanks, David.

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David Williams Analyst, Needham & Co. LLC	Q

I guess maybe first thing that comes to mind and Emily, you mentioned this, but your target, your three year targets, you said earlier this year are looking a bit out of date, given your success here. Just curious if that is something you would revisit here in the near term or if there's anything we should be thinking about in terms of those targets and how you're thinking about the growth over the next year?

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Emily Yang Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.	A

Yeah. Hi, David. This is Emily. We will definitely revisit again during probably the next earnings call to reset some of the goals. But now for this quarter, I think our IR material will actually reflect the result as of today or as of end of Q3. So, you should be able to get some of that information out from the IR presentation. But thank you.

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David Williams Analyst, Needham & Co. LLC	Q

All right. Very good. And then just kind of thinking about the lead times and the inventories, can you talk a little bit about the pricing environment that you just mentioned? But also, how are your lead times trending? And is that creating any issues in terms of – are you able to meet demand and maybe how long your forecast for customers are providing you? Thanks.

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Emily Yang Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.	A

Yeah. So, in general, lead time is still extended, right. The supply is still a little bit constrained. What we are doing is actually working with the customers, understanding their true demand and provide the best support we can. If you look at overall unit shipments that we provided, I think basically calendar year 2025, we ship about 45 billion units and using Q3 run rate, we are actually at the run rate, about 60 billion units. So, as you can see, we actually increased the shipment volumes significantly. This is actually driven by some of the aggressive

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initiatives that we put together, including capacity expansion, product mix improvements and stuff like that. So I would say all in all, it's a good representation of the increased focus of expansion of our capacity and better support the customer.

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David Williams Analyst, Needham & Co. LLC	Q

Okay, great. And if I could sneak just one last one in and that is on the AI infrastructure, AI opportunity for you all. That's been a very a big area of growth. Is there a way for us to think about the magnitude of what that contribution is today in terms of your total revenue base?

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Emily Yang Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.	A

Yeah, we haven't really breakout that AI revenue and reported that way. But I did mention before the whole AI ecosystem, data center servers is definitely a major portion of it. We also mentioned the total content per box is about $109. But on top of that, we have the industrial applications, including all the power supply. We see that as a big potential upside for us, especially next year, with as some of the new designs transition to the 800 volt, 400 volt and stuff like that. We also see networking as an example, whether it switches or routers. Also, the transceivers, the optical modules will continue to drive a lot of momentum. But I would say all-in-all this is really positive for us and we are excited for the growth.

But one thing I do want to point it out, right, I know AI is really hot topic today or for the last few months. But one thing about Diodes is we are very well diversified into a lot of different end markets using example of automotive, we actually grow more than 60% or close to 60% year-over-year. Even industrial, we actually grow 50% year-over-year, right? So, I think that's one thing I want to point it out. AI will continue to drive the momentum as well as automotive, industrial and some other applications.

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David Williams Analyst, Needham & Co. LLC	Q

All right, thanks so much.

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Operator: The next question comes from Will Stein with Truist. Please go ahead.

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Elliott Smith Analyst, Truist Securities, Inc.	Q

Hi, this is Elliott on for Will. Thanks for letting me ask a question. First, if we could start with margins. As we move into calendar year 2027, can you help us think about potential margin expansion and incrementals for both growth and operating and maybe just generally the puts and takes as we get outside of the next couple of quarters?

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Brett R. Whitmire Chief Financial Officer, Diodes, Inc.	A

Yeah, Elliott, this is Brett. I'll make a couple of comments here is that I think what we – as we've kind of said

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before, I think we'll continue to have improvement in of our margin and leverage based on improved utilization at our wafer fabs that we have positioned for expansion. We're also going to see improved margin as our revenue grows, which we would expect that to continue. I think at our – we're growing at a really great rate in the back half. We would expect to continue to grow to gain share as we go into next year.

And so, I think those are the main from a – additional leverage we have the manufacturing. But you've also got the improved product mix and the improvement that we're going to be making that will be of benefit us on the margin side.

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Gary Yu President, Chief Executive Officer & Director, Diodes, Inc.	A

Yes. This is Gary. At this moment, we are hitting on that 37% as we give you the guidance on fourth quarter. I think our target model is like $2.5 billion with a 40% margin. And we're marching for on the right track toward that direction.

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Elliott Smith Analyst, Truist Securities, Inc.	Q

Okay, great. Thank you. And then for my follow-up, could you talk a little bit about just demand linearity you saw through such a strong quarter? You know, did it build as the quarter went? You've guided for more accelerating growth as we move forward. So how did the linearity trend throughout the quarter and maybe anything you've seen in October relative to your prior such strong quarters? Thanks.

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Emily Yang Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.	A

Yeah. So, this is Emily. I think Q4 usually is a down quarter, about 5% to 6% for us. We guided more than 3% quarter-over-quarter. This is actually based on the strong backlog and the design pipeline that we actually have of visibility. I think if you really look at the end market, right, automotive, industrial, AI related applications will continue to drive some of the momentum into the Q4. October compared to the previous quarter, we definitely have good visibility from the backlog as well as a very strong beginning backlog. So. with all these factors, put that together, we actually provided a stronger, much stronger, guidance and our usual seasonality.

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Elliott Smith Analyst, Truist Securities, Inc.	Q

Thank you.

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Operator: The next question comes from Tristan Gerra with Baird. Please go ahead.

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Tristan Gerra Analyst, Robert W. Baird & Co., Inc.	Q

Hi. Good afternoon. Given the decline that's been well advertised in PCs and notebooks into Q4, is it fair to assume that there is fungibility and you can reallocate quickly via distribution to other end markets, which presumably will be higher margin and that helps mix, but also to reduce maybe lead times in some areas that are

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very constrained?

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Emily Yang Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.	A

Hi, Tristan. This is Emily. Right. So, of course it is product by product. It's not across the board, but in general, the capacity should be able to share among different products as well as sometimes the front end capacity as well as the wafers. So not 100%, but there's a lot of flexibility that we can work things around. Just also keep in mind that I think I mentioned the AI portion of the servers and the data center will continue to be strong. And that also will help us to offset some of the softness in a specific market segment.

Tristan Gerra Analyst, Robert W. Baird & Co., Inc.	Q

Okay. And then as my follow-up, the higher loadings that you described, is that solely driven by higher demand? Or is there also some migration from products that were previously outsourced that you're migrating in-house?

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Gary Yu President, Chief Executive Officer & Director, Diodes, Inc.	A

Okay. Hey, Tristan, it's Gary. So like Emily mentioned, market demand for Diodes is very, very strong, right. Even though we continue to expand our capacity and in most of internal facility are fully loaded. Right. So, so far that our fab in Scotland and the fab in South Portland are still not fully loaded yet, but we'll continue to see utilization improve on a second source program proving outside fabs and also the new demand for our newly designing-in product into those two fabs to support customer needs. So I would say both.

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Tristan Gerra Analyst, Robert W. Baird & Co., Inc.	Q

Great. Thank you very much.

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Gary Yu President, Chief Executive Officer & Director, Diodes, Inc.	A

Thank you, Tristan.

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Operator: The next question comes from Michael Mani with Bank of America. Please go ahead.

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Michael Mani Analyst, BofA Securities, Inc.	Q

Hi. Thanks so much for taking my questions. To start, I wanted to get your sense of where you think we are in the cycle. You know, revenue right now is past your prior peak. You've essentially outgrown seasonality for the last two years. So, I mean, are you seeing restocking behavior consistently across all your end markets? And how do you ensure the quality of demand, especially in the distributor channel, which grew a lot this past quarter? How do you how do you ensure there's no double or just wondering, given that there are some supply constraints cropping up elsewhere in the industry? Thank you.

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Emily Yang Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.	A

Yeah. So I think, Michael, it is a little bit hard to predict the overall market, but all in all, I would just talk specific on the Diodes situation. I did mention our POS quarter-over-quarter growth. If we look at year-over-year, that's actually more than 30% year-over-year growth. So you can actually see the demand is actually very, very strong. Right? So all in all, I also mentioned that our channel inventory decrease in terms of weeks, weeks, again this quarter definitely is below our normal range, which also means that we don't really have the privilege to restock anything.

Our key focus is actually is to continue to focus on the POS growth. Right. I think the number of week of channel inventory, a lot of time is based on the POS results. What we want to focus is actually putting the right products, putting the right mix on the shelf of the distribution to continue to enable our POS future growth down the road. So that will continue to be our focus. And I would say that will be our strategy moving forward. We definitely don't want to repeat the challenge that we faced a few years back, so we actually monitor this very, very closely.

Michael Mani Analyst, BofA Securities, Inc.	Q

Great. Thank you. And as a follow-up, this touches on some of the other questions that were asked prior. For gross margins, I know there were a number of initiatives done over the last 2 to 3 years to essentially help them structurally improve when demand returns. I think one of those initiatives was moving more wafers internally, right from your third-party, Foundry Network. Another one was moving to larger wafers. You were also doing cost reductions on broad swath of parts. So for all of those kind of internal initiatives, have you largely completed those? Is there still a lot more to go as you look throughout the rest of the portfolio? And when do we really start to see the margin tailwinds from this? It seems like it's already happening, but how much more left is there from those internal self-help initiatives? Thank you.

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Emily Yang Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.	A

Yeah, I think like Gary mentioned, right, we have a goal of $1 billion gross profit dollars. And with the model, that 40% margin, as you can see with our fourth quarter 2027, we still have room to go. I think the key focus for margin improvement separate to few area, one of the key initiative is product mix improvement. And as you can see in the third quarter, our auto industrial increased to 46%, which is 2 percentage point improvement compared to last quarter. We also mentioned Pericom products, at record revenue. Right. All this is actually a good demonstration of the product mix improvement initiative that will continue driving. Right.

The second thing is you kind of alluded, we call them manufacturing efficiency improvements, whether it's actually moving to a larger wafer or loading more loading into the factory, this will directly help with the revenue improvement overall, right. Revenue usually increase with the loading at the same time, we're doing a lot of initiatives to maximize the capacity return overall and reducing the underloading costs. Right?

So we believe that with the combination with the new product introduction, while with the initiatives we put in place, there's still a lot of room for us to continue to improve the margin for the quarters to come.

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Michael Mani Analyst, BofA Securities, Inc.	Q

Thank you.

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Operator: The next question comes from Tristan Gerra with Baird. Please go ahead.

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Gary Yu President, Chief Executive Officer & Director, Diodes, Inc.	A

Hi, Tristan.

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Operator: Tristan, your line is open. You may ask your question.

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Tristan Gerra Analyst, Robert W. Baird & Co., Inc.	Q

Can you hear me now?

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Operator: We can hear you now.

Gary Yu President, Chief Executive Officer & Director, Diodes, Inc.	A

Yeah.

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Tristan Gerra Analyst, Robert W. Baird & Co., Inc.	Q

Yeah. Okay. Sorry about that. Sorry I couldn't help coming back. A quick follow-up. At the OEM level and outside of the AI, obviously, is there any attempt to rebuild inventories, there's been some advertised China automotive softness into European exports or maybe even in industrial. Or do you see OEM, not this, but OEM inventory levels still very low depending on whether you actually have visibility on that?

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Emily Yang Senior Vice President-Worldwide Sales & Marketing, Diodes, Inc.	A

Yeah. Tristan, this is Emily. Based on our visibility, based on our communication with all our Tier 1 customers at this moment, we're still more on the hand-to-mouth situation. I don't really think there's a lot of privilege for us to build up the inventory at this moment, so we are working with them very closely. Trying to understand their shelf policy, how many weeks, and we actually monitor very closely.

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Tristan Gerra Analyst, Robert W. Baird & Co., Inc.	Q

Great. Thank you very much again.

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Operator: This concludes our question-and-answer session. I would like to turn the conference back over to Gary Yu for any closing remarks.

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Gary Yu

President, Chief Executive Officer & Director, Diodes, Inc.

Thank you, everyone, for participating on today's call. We look forward to reporting our continued progress on next quarter's conference call. Operator, you may now disconnect.

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Operator: The conference is now concluded. Thank you for attending today's presentation. You may now disconnect your lines.

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